Report of Independent
Accountants
July 13, 1998

To the Shareholders and
 Board of Directors of
The Emerging Markets
Income Fund II Inc


In planning and
performing our
audit of the
financialstatements
of The Emerging
Markets Income
FundII Inc (the "Fund")
 for the year ended
May 29, 1998,
we considered
its internal
control, including
control activities
for safeguarding
securities, in
order to determine
our auditing
procedures for
the purpose
of expressing our
opinion on the
financial statements
and to comply with
the requirements of
Form N-SAR,
not to provide
assurance on
internal control.

The management of
the Fund is
responsible for
establishing and
maintaining internal
control.In fulfilling
this responsibility,
estimates and
judgments by management
are required to assess
the expected benefits
and related costs of
controls.
Generally, controls
that are relevant to
an audit
pertain to the entity's
objective of preparing
financial statements for
external purposes that
are fairly presented in
conformity with generally
accepted accounting
principles.Those controls
include the safeguarding
of assets against
unauthorized acquisition,
use or disposition.

Because of inherent
limitations in
internal control,
errors or fraud may
occur and not be detected.
Also, projection of
any evaluation of internal
control to future
periods is subject to
the risk that
it may become inadequate
because of changes
in conditions or that
the effectiveness of the
design and operation may
deteriorate.Our
consideration of internal
control would not
necessarily disclose all
matters in internal
control that might be
material weaknesses
under standards established
by the American
Institute of Certified
Public Accountants.  A
material weakness is a
condition in which the
design or operation of
one or more of the
 internal control
components does not
reduce to a relatively
low level the risk that
misstatements caused by
error or fraud in
amounts that would be
material in relation to
the financial statements
being audited may occur
and not be detected
within a timely period by
employees in the normal
course of performing
their assigned functions.
However, we noted
no matters involving
internal control and its
operation, including
controls for safeguarding
securities, that we
consider to be material
weaknesses as defined
above as of May 29, 1998.

This report is intended
solely for the information
and use of management
and the Board of
Directors of the Fund
and the Securities and
Exchange Commission.

PricewaterhouseCoopers LLP
To the Shareholders and
Board of Directors of
The Emerging Markets
Income Fund II Inc
July 13, 1998


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